News Release

INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
gkirkland@sgfc.com

                         For Immediate Release

           Southwest Georgia Financial Corporation Announces
         Results for the Second Quarter and First Half of 2003

MOULTRIE, GEORGIA, July 21, 2003 -- Southwest Georgia Financial Corporation (AMEX: SGB), a full service community bank holding company, today reported net income of $509.9 thousand for the first six months of 2003 compared with net income of $1.732 million for the same period last year. The $1.222 million decline is primarily related to the $1.739 million pre-tax charge for the transfer of the Colquitt Retirement Inn, the Company's largest nonperforming asset, for a nominal fee of $200,000 to the Georgia Trust for Historical Preservation. Earnings per share for the first six months of 2003 were $.20 compared with $.66 for the same period last year. The Company's second quarter 2003 net loss was $370 thousand, down 141% from net income of $901 thousand a year earlier. On a diluted per share basis, the second quarter net loss was $.14 compared with net income of $.34 for the second quarter of 2002.

DeWitt Drew, President and CEO commented, "We continue to make progress on many of our corporate goals. In the first six months of 2003, revenue from insurance, mortgage banking, trust, and fees on deposit accounts have all seen increases. Additionally, personnel costs are down almost 9% from this time last year. Diversifying revenue, controlling expenses, maintaining market share, and expanding geographically all remain key strategies for our Company."

Drew continued, "In the quarter just ended, we made the decision to reduce our nonperforming assets through the transfer of our largest nonperforming asset. While this decision impacted our earnings for the quarter and the year, it is a positive move for the Company. The change dramatically improves our asset quality and will reduce our expenses by over $300,000 per year."

During the quarter and six-month periods, the Company repurchased 22,000 shares and 33,500 shares, respectively. Since the stock repurchase program began in January 2000, the Company has repurchased a total of 331,500 shares of its common stock at an average price of $16.33 per share. The Company extended the stock repurchase program in January of this year enabling it to acquire up to 150,000 shares through January 2004.

The Company's net interest margin increased from 4.63% for the first quarter of 2003 to 4.69% for the second quarter of 2003. The Company's net interest margin continues to be relatively strong despite a decrease in loan volume. Return on average assets for the six-month period was .42% compared with 1.46% for the same period in 2002, while return on average equity was 3.02% in 2003 compared with 11.01% for the first six months of the prior year. Both performance measures reflect the impact of the charge associated with the pending disposition of the Colquitt Retirement Inn. Total assets increased 2.8 % to $238.4 million as of June 30, 2003 compared with $231.8 million for the same period a year ago. The ratio of nonperforming assets to total assets improved to .74% compared with 1.51% at the same time last year. Shareholders equity increased nearly 2.3% to $32.9 million at quarter end and represents 13.8% of total assets. On a per share basis, book value at quarter end was $12.89, up from $12.28 compared with the same period in 2002.

For the first six months of 2003, the largest component of noninterest income, mortgage banking income, was $1.7 million, up from $1.5 million in 2002. The mortgage banking business had a strong six-month period as low interest rates helped to spur refinancings of commercial real estate. Other increases in noninterest income were service charges on deposit accounts, income from trust services, and income from insurance services. Noninterest expenses for the first six months of 2003 were $66 thousand lower than the $5.2 million in 2002. This decrease was largely due to a $272 thousand reduction in salary and employee benefit expenses which were partially offset by increased costs of operating the Colquitt Retirement Inn.

Total loans were $99.4 million, down $14.1 million, or 12.4%, from the second quarter of 2002. The Company's continued focus on high credit standards combined with a soft economy has contributed to the decrease in loans. Total deposits at June 30, 2003 increased slightly from last year, to $186.3 million. The Company has a very solid core deposit base providing the ability to properly invest assets for solid performance despite the very low interest rate environment. Reserve coverage of loans improved to 2.10% from 1.77% reflecting a strengthening of reserves. The $188,000 additional six months provision for loan losses over the Company's net charge-offs reduced its net income dollar for dollar.

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $240 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County and Thomas County, and automated teller machine (ATM) facilities conveniently located in the surrounding cities of Doerun, Newton, and Pavo, as well as the main office. The bank provides, in addition to conventional banking services, investment planning and management, trust management, mortgage banking and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which has offices in Colquitt and Mitchell Counties. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: overall economic conditions, customer preferences, the impact of competition, the ability to execute the strategy for growth. Additional information regarding these risks and other factors that could cause the Company's actual results to differ materially from our expectations is contained in the Company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
                                     ###
Financial tables follow.

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                CONSOLIDATED STATEMENT OF CONDITION (unaudited)
                 (Dollars in thousands except per share data)
                                             June 30,    December 31,    June 30,
ASSETS                                         2003          2002          2002
Cash and due from banks                    $  10,611     $  11,881     $   7,541
Interest-bearing deposits with banks              50         3,996         1,863
Federal funds sold                                 0         2,000         2,000
Investment securities available for sale      63,316        40,055        32,376
Investment securities held to maturity        55,145        65,150        62,540
Loans, less unearned income and discount      99,352       105,934       113,463
 Allowance for loan losses                    (2,088)       (1,900)       (2,006)
   Net loans                                  97,264       104,034       111,457
Premises and equipment                         5,121         5,434         5,569
Foreclosed assets, net                         1,172         1,982         2,176
Intangible assets                              2,200         2,361         2,523
Other assets                                   3,515         3,574         3,786
   Total assets                            $ 238,394     $ 240,467     $ 231,831

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Noninterest-bearing                       $  25,593     $  28,925     $  25,324
 NOW accounts                                 32,298        36,113        31,673
 Money market                                 17,398        12,514        16,384
 Savings                                      19,198        18,193        16,177
 Certificates of deposit $100,000 and over    26,169        26,098        23,659
 Other time accounts                          65,652        68,080        73,005
   Total deposits                            186,308       189,923       186,222

 Federal funds purchased                           0             0             0
 Other borrowings                              5,000         2,400         2,400
 Long-term debt                               10,973        11,041         8,564
 Accounts payable and accrued liabilities      3,172         3,781         2,457
   Total liabilities                         205,453       207,145       199,643
Shareholders' equity:
 Common stock - par value $1;
  5,000,000 shares authorized;
  3,301,000 shares issued (*)                  3,301         3,300         3,000
 Additional paid-in capital                    7,147         7,134         2,034
 Retained earnings                            28,246        28,403        32,577
 Accumulated other comprehensive income        1,586         1,189           716
   Total                                      40,280        40,026        38,327
Treasury stock - at cost (**)                 (7,339)       (6,704)       (6,139)
   Total shareholders' equity                 32,941        33,322        32,188
   Total liabilities and
    shareholders' equity                   $ 238,394     $ 240,467     $ 231,831

*  Common stock - shares outstanding       2,556,425     2,588,925     2,620,852
** Treasury stock - shares                   744,575       711,075       679,148

                 SOUTHWEST  GEORGIA  FINANCIAL  CORPORATION
                 CONSOLIDATED  INCOME STATEMENT (unaudited)
                (Dollars in thousands except per share data)
                                       For the Three Months   For the Six Months
                                          Ended June 30,        Ended June 30,
                                         2003       2002       2003       2002
Interest income:
 Interest and fees on loans             $1,929     $2,322     $3,853     $4,835
 Interest and dividend on securities
  available for sale                       646        402      1,136        784
 Interest on securities held
  to maturity                              795        975      1,703      1,881
 Interest on federal funds sold              0          3          2          9
 Interest on deposits with banks            10         11         29         23
   Total interest income                 3,380      3,713      6,723      7,532

Interest expense:
 Interest on deposits                      729      1,029      1,530      2,202
 Interest on federal funds purchased         1          2          1          2
 Interest on other borrowings               50         25         69         54
 Interest on long-term debt                116         90        238        120
   Total interest expense                  896      1,146      1,838      2,378
   Net interest income                   2,484      2,567      4,885      5,154
Provision for loan losses                  150        105        300        255
   Net income after provision for
    losses on loans                      2,334      2,462      4,585      4,899

Noninterest income:
 Service charges on deposit accounts       293        266        554        507
 Income from trust services                 66         50        134        101
 Income from retail brokerage
  services                                  78         59        135        146
 Income from insurance services            210        219        475        458
 Income from mortgage banking
  services                                 829        867      1,709      1,494
 Net gain (loss) on the sale or
  abandonment of assets                 (1,851)      (286)    (1,853)      (245)
 Net gain(loss) on the sale of
  securities                                 0        121          0        121
 Other income                               18         39         90        117
   Total noninterest income               (357)     1,335      1,244      2,699

Noninterest expense:
 Salary and employee benefits            1,412      1,545      2,888      3,160
 Occupancy expense                         150        128        299        260
 Equipment expense                         134        119        269        235
 Data processing expense                   141        139        273        275
 Amortization of intangible assets          81         81        162        162
 Other operating expense                   680        568      1,260      1,125
   Total noninterest expense             2,598      2,580      5,151      5,217

Income (loss) before income
 tax expense                              (621)     1,217        678      2,381
Provision (benefit) for income taxes      (251)       316        168        649
   Net income (loss)                    $ (370)    $  901     $  510    $ 1,732

Net income (loss) per share,
 basic & diluted                        $(0.14)    $ 0.34     $ 0.20    $  0.66

Dividends paid per share,
 basic & diluted                        $ 0.13     $ 0.12     $ 0.26    $  0.24

Weighted average shares outstanding  2,565,293  2,626,987  2,574,190  2,633,232

                  SOUTHWEST GEORGIA FINANCIAL CORPORATION
                            Financial Highlights
                (Dollars in thousands except per share data)
At June 30                                            2003        2002

Assets                                            $ 238,394   $ 231,831
Loans, less unearned income & discount               99,352     113,463
Deposits                                            186,308     186,222
Shareholders' equity                                 32,941      32,188
Book value per share                                  12.89       12.28
Loan loss reserve/loans                               2.10%       1.77%
Nonperforming assets/loans & other real estate        1.75%       3.11%

                                                Three Months       Six Months
                                                Ended June 30,    Ended June 30,
                                                2003     2002     2003     2002
Net income (loss)                             $ (370)   $ 901    $ 510   $1,732
Earnings (loss) per share,
 basic & diluted                               (0.14)    0.34     0.20     0.66
Dividends paid per share,
 basic & diluted                                0.13     0.12     0.26     0.24
Return on assets                             (0.61)%    1.52%    0.42%    1.46%
Return on equity                             (4.37)%   11.43%    3.02%   11.01%
Net interest margin (tax equivalent)           4.69%    4.96%    4.66%    5.03%
Net charge offs (annualized) /average loans    0.31%    0.22%    0.22%    0.22%


Quarterly                       2nd Qtr   1st Qtr   4th Qtr   3rd Qtr   2nd Qtr
Averages                          2003      2003      2002      2002      2002
Assets                         $243,498  $240,988  $239,792  $232,734  $236,711
Loans, less unearned income
 & discount                     100,935   104,150   109,720   112,506   116,929
Deposits                        188,061   189,646   187,244   183,622   189,405
Equity                           33,929    33,640    33,159    32,672    31,530
Return on assets                (0.61)%     1.46%     1.57%     1.60%     1.52%
Return on equity                (4.37)%    10.47%    11.36%    11.37%    11.43%
Net income (loss)              $  (370)  $    880  $    942  $    929  $    901
Net income (loss) per share,
 basic & diluted               $ (0.14)  $   0.34  $   0.36  $   0.35  $   0.34
Dividends paid per share,
 basic & diluted               $  0.13   $   0.13  $   0.12  $   0.12  $   0.12